Exhibit 5.1

Beijing Brussels Century City Hong Kong London Los Angeles Newport Beach	2765 Sand Hill Road Menlo Park, California 94025-7019 telephone (650) 473-2600 facsimile (650) 473-2601 www.omm.com	San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

WRITER'S DIRECT DIAL
	December 31, 2015	(650) 566-2536

Microsemi Corporation One Enterprise		WRITER'S E-MAIL ADDRESS pscrivano@omm.com
Aliso Viejo, California 92656

RE:        Registration Statement on Form S-4 (File No. 333-208568)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (as amended prior to the date of this opinion, the “Registration Statement”) on Form S-4 (File No. 333-208568) of Microsemi Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended of the offer and sale of up to 18,988,839 shares of common stock, par value $0.20 per share of the Company (the “Shares”) to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 2015, by and among the Company, Lois Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and PMC-Sierra, Inc., a Delaware corporation (the “Merger Agreement”).

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement and the amended and restated certificate of incorporation and bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to the terms of the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company, and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the bars of the State of New York and the State of California; the Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the heading “Legal Matters” in the prospectus/offering to exchange constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ O’Melveny & Myers LLP